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                                                                EXHIBIT 10.P



                                 AMENDMENT NO. 15 TO
                             LOAN AND SECURITY AGREEMENT



         AMENDMENT NO. 15, dated as of May 27, 1997 (this "AMENDMENT") to that certain Loan and Security Agreement dated as of March 5, 1993, as amended by Amendment Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 (collectively, the "LOAN AGREEMENT") among THE PENN TRAFFIC COMPANY ("Penn Traffic"), DAIRY DELL, BIG M SUPERMARKETS, INC. and PENNY CURTISS BAKING COMPANY, INC. (individually, each a "BORROWER" and collectively, the "BORROWERS"), the Lenders listed therein (collectively, the "LENDERS") and FLEET BANK, N.A. (as successor to NatWest USA Credit Corp.), as Agent for the Lenders (in such capacity, the "AGENT"), is made by, between and among the Borrowers, the Agent, and the Lenders. Capitalized terms used herein, except as otherwise defined herein, shall have the meanings given to such terms in the Loan Agreement.

         WHEREAS, the Borrowers have requested that the Agent and the Lenders amend the Loan Agreement to, among other things, (i) modify the existing covenant regarding sales of assets set forth in Section 10.5 of the Loan Agreement; (ii) modify the existing Capital Expenditures covenant set forth in
Section 10.17 of the Loan Agreement; (iii) modify the existing Interest Coverage ratio set forth in Section 10.18 of the Loan Agreement; (iv) modify the Consolidated Adjusted Net Worth covenant set forth in Section 10.19 of the Loan Agreement; (v) modify the Consolidated EBDAIT covenant set forth in Section
10.20 of the Loan Agreement; and (vi) modify the definition of Consolidated Adjusted Net Income.

         WHEREAS, the Borrowers, the Agent and the Lenders have agreed to amend the Loan Agreement pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as of the effective date hereof as follows:

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              (i)     the definition of "Consolidated Adjusted Net Income" in
Section 1.1 of the Loan Agreement is hereby amended by deleting clause (f) thereof and by substituting, in lieu thereof, the following: "(f) gain or loss arising from items which are either (i) extraordinary, (ii) infrequent of occurrence or (iii) unusual in nature, each of the foregoing as determined in accordance with GAAP, including, but not limited to, costs and expenses recognized in Fiscal Year 1998 in connection with the Borrowers' management reorganization, centralization of operations and related corporate actions including the hiring of new management personnel."

              (ii) Section 10.5(e)(ii) of the Loan Agreement is hereby amended by deleting the number "$15,000,000" and substituting in its place the number "$25,000,000".

              (iii) Section 10.17 of the Loan Agreement shall be amended by adding the following clause (c):

              "(c) Notwithstanding Sections 10.17(a) and 10.17(b), in the event that the Borrowers Consolidated EBDAIT for Fiscal Year 1998 is less than $175,000,000, then (i) the amount of Cash Capital Expenditures of the Borrowers and their Subsidiaries permitted for Fiscal Year 1998 shall be an amount not to exceed $35,000,000, (ii) until such time as Borrowers Consolidated EBDAIT for any period of two consecutive Fiscal Quarters exceeds $100,000,000, the amount of Cash Capital Expenditures of the Borrowers and their Subsidiaries permitted for the first half of each Fiscal Year shall be an amount not to exceed $18,000,000 and the amount of Cash Capital Expenditures of the Borrowers and their Subsidiaries permitted for the second half of each Fiscal Year shall be an amount not to exceed $18,000,000 and (iii) at such time in Fiscal Year 1999 or thereafter that Borrowers Consolidated EBDAIT for any period of two consecutive Fiscal Quarters exceeds $100,000,000, the amount of Cash Capital Expenditures permitted hereunder shall be that set forth above in Sections 10.17(a) and 10.17(b)."

              (iv) Section 10.18 of the Loan Agreement shall be amended by deleting such Section 10.18 in its entirety, and by substituting, in lieu thereof, the following:

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              "10.18    INTEREST COVERAGE.  For each Coverage Period, the PT
Stores Group will maintain the Interest Coverage Ratio for such Coverage Period set forth in the following table:

Fiscal Quarter                                      Fiscal Year         Ratio

Coverage Period ending with each
Fiscal Quarter                                      1994                1.55:1

Coverage Period ending with each
Fiscal Quarter                                      1995                1.60:1

Coverage Period ending with each
Fiscal Quarter                                      1996                1.65:1

Coverage Period ending with each
Fiscal Quarter                                      1997                1.15:1

Coverage Period ending with each
Fiscal Quarter                                      1998                1.10:1

Coverage Period ending with First
Fiscal Quarter                                      1999                1.15:1

Coverage Period ending with Second
Fiscal Quarter                                      1999                1.20:1

Coverage Periods ending with Third
Fiscal Quarter and Fourth Fiscal Quarter            1999                1.25:1

Coverage Period ending with First
Fiscal Quarter and Second Fiscal Quarter            2000                1.35:1

Coverage Period ending with Third
Fiscal Quarter and Fourth Fiscal Quarter            2000                1.40:1"

              (v) Section 10.19 of the Loan Agreement shall be amended by deleting such Section 10.19 in its entirety and by substituting, in lieu thereof, the following:

              "10.19    CONSOLIDATED ADJUSTED NET WORTH.  The PT Stores Group
will not permit Consolidated Adjusted Net Worth to be less than the following amounts as at the last day of each Fiscal Quarter set forth below:

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                                       Consolidated Adjusted
Fiscal Quarter/Fiscal Year             Net Worth

First              1994                          $0
Second             1994                          $0
Third              1994                          $0
Fourth             1994                          $0
First              1995                  $1,250,000
Second             1995                  $2,500,000
Third              1995                  $3,750,000
Fourth             1995                  $5,000,000
First              1996                  $6,250,000
Second             1996                  $7,500,000
Third              1996                  $8,750,000
Fourth             1996                 $10,000,000
First              1997                 $11,250,000
Second             1997                 $12,500,000
Third              1997                 $ 8,750,000
Fourth             1997                 $10,000,000
First              1998                ($10,000,000)
Second             1998                ($25,000,000)
Third              1998                ($40,000,000)
Fourth             1998                ($55,000,000)
First              1999                ($65,000,000)
Second             1999                ($75,000,000)
Third              1999                ($85,000,000)
Fourth             1999               ($100,000,000)
First              2000               ($107,500,000)
Second             2000               ($115,000,000)

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                                       Consolidated Adjusted
Fiscal Quarter/Fiscal Year             Net Worth


Third              2000               ($122,500,000)
Fourth             2000               ($130,000,000)"

              (vi) Section 10.20 of the Loan Agreement shall be amended by deleting such Section 10.20 in its entirety, and by substituting, in lieu thereof, the following:

              "10.20    CONSOLIDATED EBDAIT.  The Borrowers will not permit
Consolidated EBDAIT at the end of each Fiscal Quarter for the four most recent consecutive Fiscal Quarters (or, for such lesser period indicated below) of the Borrower ending on or prior to the date of determination to be less than:


Fiscal Quarter/Fiscal Year        Amount

First Fiscal          1998      $35,000,000
Quarter only

Two consecutive       1998      $74,000,000
Fiscal Quarters
ending with
Second Fiscal
Quarter 1998

Three consecutive     1998     $112,000,000
Fiscal Quarters
ending with
Third Fiscal
Quarter 1998

Fourth                1998     $164,000,000

First                 1999     $175,000,000

Second                1999     $186,000,000

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Third                 1999     $197,000,000

Fourth                1999     $205,000,000


First                 2000     $210,000,000

Second                2000     $215,000,000

Third                 2000     $220,000,000

Fourth                2000     $225,000,000"


         2. REPRESENTATIONS AND WARRANTIES. As an inducement to the Agent and the Lenders to enter into this Amendment, each of the Borrowers hereby represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders as follows:

              (a) It has the power and authority to enter into this Amendment and has taken all corporate action required to authorize its execution, delivery, and performance of this Amendment. This Amendment has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms. The execution, delivery, and performance of this Amendment will not violate its certificate of incorporation or by-laws or any agreement or legal requirements binding upon it.

              (b) As of the date hereof and after giving effect to the terms of this Amendment: (i) the Loan Agreement is in full force and effect and constitutes a binding obligation of the Borrowers, enforceable against the Borrowers and owing in accordance with its terms; (ii) the Obligations are due and owing by the Borrowers in accordance with their terms; and (iii) Borrowers have no defense to or setoff, counterclaim, or claim against payment of the Obligations and enforcement of the Loan Documents based upon a fact or circumstance existing or occurring on or prior to the date hereof.

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              (c)  The Obligations under the Loan Agreement as amended by this
         Amendment constitute "Senior Indebtedness" and "Designated Senior Indebtedness" as defined under the indentures relating to the Senior Notes and to the Subordinated Notes.

         3. NO IMPLIED AMENDMENTS. Except as expressly provided herein, the Loan Agreement and the other Loan Documents are not amended or otherwise affected in any way by this Amendment.


         4. ENTIRE AGREEMENT; MODIFICATIONS; BINDING EFFECT. This Amendment constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior oral or written understandings about such matter. Each of the Borrowers confirms that, in entering into this Amendment, it did not rely upon any agreement, representation, or warranty by the Agent or any Lender except those expressly set forth herein. No modification, rescission, waiver, release, or amendment of any provision of this Amendment may be made except by a written agreement signed by the parties hereto. The provisions of this Amendment are binding upon and inure to the benefit of the representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein or obligation hereunder may be assigned by any Borrower without the prior written consent of the Required Lenders.

         5. EFFECTIVE DATE. This Agreement shall become effective upon compliance with the conditions set forth immediately below:

              (i) No Event or Event of Default shall have occurred and there shall have been no material adverse change in the business or financial condition of any of the Borrowers.

              (ii) The Borrowers shall deliver to the Agent for the benefit of the Lenders an opinion of Borrowers' counsel in form and substance satisfactory to the Agent and its counsel (which opinion shall cover such matters as the Agent may reasonably request, including a statement that the Obligations under the Loan Agreement as amended by this Amendment constitute "Senior Indebtedness" and "Designated Senior Indebtedness" as defined under the indentures relating to the Senior

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         Notes and to the Subordinated Notes).

              (iii) The Borrowers shall deliver to the Agent a certificate of the Borrowers' Chief Executive or Chief Financial Officer with respect to Section (i) above and such other instruments and documents as the Agent shall reasonably request.

              (iv) The Agent shall have received an original counterpart of this Amendment, duly executed and delivered by the Borrowers and the Required Lenders.

              (v) The Agent shall have received payment of an amendment fee in the amount of $312,500 for the benefit of the Lenders executing this Agreement.

         6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by each party in separate counterparts, each of which is an original, but all of which shall together constitute one and the same agreement.

         7. GOVERNING LAW. This Amendment is deemed to have been made in the State of New York and is governed by and interpreted in accordance with the laws of such state, provided that no doctrine of choice of law (except as may be applicable under the UCC with respect to the Security Interest) shall be used to apply the laws of any other state or jurisdiction.

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